Exhibit 10-1
Execution Copy
FIRST AMENDMENT TO FORBEARANCE AGREEMENT
          This First Amendment to Forbearance Agreement (as defined below), dated July 20, 2007 (the “Amendment”) is entered into by Lexington Precision Corporation and Lexington Rubber Group, Inc. (collectively, the “Borrowers”), as borrowers under that certain Credit and Security Agreement with Borrowers dated May 31, 2006 (as amended to date and as may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), and CapitalSource Finance LLC (“CapitalSource”), as a lender, as collateral agent and administrative agent for itself and other lenders under the Credit Agreement (CapitalSource, when acting in such capacity, is herein call the “Revolver Agent”), and as Co-Documentation Agent, and Webster Business Credit Corporation (“Webster”) as a lender (CapitalSource and Webster, as lenders, collectively the “Revolver Lenders”) and as Co-Documentation Agent, and by and among Borrowers as borrowers under that certain Loan and Security Agreement dated May 31, 2006 (as amended to date and as may be amended, restated or otherwise modified from time to time, the “Loan Agreement”) and CSE Mortgage LLC (“CSE”), as a lender and as collateral agent for itself and each other lender under the Loan Agreement (CSE, when acting in such capacity, is herein called the “Loan Agent”) (Revolver Agent and Loan Agent, collectively, the “Agents”), and DMD Special Situations Funding LLC (“DMD”), as a lender under the Loan Agreement (CSE and DMD collectively, the “Mortgage Loan Lenders”) (Revolver Lenders and Mortgage Loan Lenders collectively, the “Lenders”; those Lenders agreeing to the Forbearance Agreement the “Forbearing Lenders”).
RECITALS:
     A. The Borrowers, the Agents, and the Forbearing Lenders (collectively, the “Parties”) are party to that certain Forbearance Agreement dated as of May 18, 2007 (the “Forbearance Agreement”).1
     B. The Borrowers have requested, and the Agents and the Forbearing Lenders have agreed, to amend the Forbearance Agreement by eliminating certain Events of Termination under the Forbearance Agreement.
          NOW, THEREFORE, for good and valued consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
     1. In clause (b) of Section 16 of the Forbearance Agreement, the text “, provided, however, that the failure of Borrowers to comply with Section 13c of this Agreement prior to the date of the First Amendment to Forbearance Agreement shall not constitute an Event of Termination” shall be added immediately after the text “Paragraphs 11-13 of this Agreement”.
     2. Except as herein amended, all terms and conditions of the Forbearance Agreement are hereby reaffirmed and shall remain in full force and effect as originally written and shall be construed as one document with this Amendment.

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Forbearance Agreement.

     3. Ratification of Existing Agreements and Amounts Owing. Borrowers hereby reaffirm all of the terms, conditions, representations and warranties of each of the Documents and the Forbearance Agreement and acknowledge that all of the Obligations are, by Borrowers’ execution of this Amendment, ratified and confirmed in all respects by Borrowers. Borrowers acknowledge that, as of July 20, 2007 (prior to any borrowing July 20, 2007), Borrowers are obligated to repay the outstanding Obligations to Agents and Lenders, including without limitation $38,204,341.05 of outstanding principal, $907,000 of L/C Obligations, all accrued and unpaid interest, late charges, pre-payment premiums, and all reasonable fees, costs and expenses, including without limitation legal fees and expenses due pursuant to the Documents, the Forbearance Agreement and this Amendment (whether incurred by outside or in-house legal counsel) (the “Balance”). The Balance is subject to no offset, recoupment, claim, counterclaim or defense of any kind to their enforcement. Borrowers acknowledge and agree that they are unconditionally liable to Lenders on a joint and several basis under the Documents for the payment of all Obligations, plus all accrued and unpaid interest, late charges, pre-payment premiums, and all fees, costs and expenses incurred by Agents and Lenders, including without limitation reasonable legal fees and expenses, including in-house and outside attorneys’ fees and expenses, due pursuant to the Documents, the Forbearance Agreement and this Amendment, the Agents’ Financial Advisor’s fees and expenses described below, and all other Obligations, each as set forth in the Documents, the Forbearance Agreement or in this Amendment. Borrowers reaffirm that all Obligations are subject to the security interests previously granted under the Documents to the Lenders, that the Agents have, and will continue to have after execution of this Amendment, a continuing first (and second, as applicable) priority, perfected Lien on the Collateral, whether now owned or hereafter acquired, created or arising, as set forth in the Documents, subject to no Liens other than Liens expressly permitted under the Documents. Borrowers acknowledge and agree that nothing herein contained in any way impairs Lenders’ existing rights under the Documents or the Forbearance Agreement or Agents’ first and second (as applicable) priority lien status in the Collateral.
     4. Representations and Warranties. Borrowers hereby represent and warrant that: (a) Borrowers are duly formed, validly existing and in legal good standing in the State of Delaware, that each of Borrowers has the power and authority to enter into this Amendment; (b) Borrowers have duly executed and delivered this Amendment and this Amendment constitutes the valid, binding and legal obligation of Borrowers; (c) this Amendment is not being entered into with the intent to hinder or defraud any person; and (d) the recitals set forth in the Recitals of this Amendment and all information and documents provided to Lenders in connection herewith are true, accurate and complete in all material respects. Further, Borrowers confirm, reaffirm and restate in all material respects to the Lenders, on and as of the date of this Amendment first indicated above, the representations and warranties set forth in the Loan Agreement, the Credit Agreement, the Former Forbearance Agreement, the Forbearance Agreement and the other Documents, except as may be set forth herein or to the extent that such representations and warranties solely relate to a specific earlier date in which case Borrowers confirm, reaffirm and restate in all material respects such representations and warranties as of such earlier date. Each request for an Advance under the Revolving Facility shall constitute Borrowers’ confirmation, reaffirmation and restatement in all material respects of the representations and warranties set forth in this Amendment, the Loan Agreement, the Credit Agreement, the Former Forbearance Agreement, the Forbearance Agreement and the other Documents as of the date of each such request, except as set forth herein or except to the extent that such representations and warranties relate to a specific earlier date in which case each such request shall constitute Borrowers’

confirmation, reaffirmation and restatement in all material respects of such representations and warranties as of such earlier date.
     5. Release of Lenders. By execution of this Amendment, Borrowers acknowledge and confirm that they do not have any offsets, defenses or claims whatsoever against Agents, Lenders, or any of Agents or Lenders’ subsidiaries, affiliates, officers, directors, employees, agents, consultants, attorneys, predecessors, successors or assigns whether asserted or unasserted as of the date of this Amendment first indicated above. To the extent that such offsets, defenses or claims may exist, Borrowers for each of themselves and their successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable (collectively, “Releasors”), jointly and severally, knowingly, voluntarily and intentionally release and forever discharge Agents, Lenders, their subsidiaries, affiliates, officers, directors, employees, agents, consultants, attorneys, predecessors, successors and assigns, both present and former (individually, a “Releasee” and collectively, the “Releasees”) of and from any and all manner of actions, causes of action, suits, debts, controversies, torts, damages, judgments, executions, claims and demands whatsoever, including, without limitation, any so-called “lender liability” claims or defenses which it has, asserted or unasserted, in law or in equity, which Releasors ever had or now have against the Releasees, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated based upon, or in any manner connected with (i) any transaction, event circumstance, action, omission, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, or was taken or permitted prior to the execution of this Amendment with respect to the Obligations, the Documents, including the Former Forbearance Agreement and the Forbearance Agreement, or the administration thereof (ii) any discussions, commitments, negotiations, conversations or communications, whether oral or evidenced by a writing of any sort prior to the execution of this Amendment with respect to the Obligations, or (iii) any thing or matter related to any of the foregoing prior to the execution of this Amendment. Borrowers acknowledge and agree that the inclusion of this paragraph in this Amendment and the execution of this Amendment by the Agents and Lenders does not constitute an acknowledgment or admission by the Agents or Lenders of liability for any matter, or a precedent upon which any liability may be asserted. If Borrowers assert or commence any claim, counter-claim, demand, obligation, liability or cause of action in derogation of the foregoing release or challenges the enforceability of the foregoing release (in each case, a “Violation”), then the Borrowers jointly and severally agree to pay in addition to such other damages as any Releasee may sustain as a result of such Violation, all attorneys’ fees and expenses (including in-house and outside counsels’) incurred by such Releasee as a result of such Violation.
     6. This Amendment may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. Facsimile and pdf versions of signatures hereto shall be deemed original signatures, which may be relied upon by all Parties hereby and shall be binding on the respective signor.
[Signatures on following page]

          IN WITNESS WHEREOF, the Parties have executed this Amendment on the day and year first written above.

BORROWER:

Lexington Precision Corporation

By:	/s/ Warren Delano

Name:	Warren Delano
Its:	President

Lexington Rubber Group, Inc.

By:	/s/ Warren Delano

Name: Its:	Warren Delano President

AGENTS AND FORBEARING LENDERS:

CapitalSource Finance LLC

By:	/s/ Joanne Fungaroli

Name:	Joanne Fungaroli
Its:	Authorized Signatory

Webster Business Credit Corporation

By:	/s/ Alan F. McKay

Name:	Alan F. McKay
Its:	VP

CSE Mortgage LLC

By:	/s/ Joanne Fungaroli

Name:	Joanne Fungaroli
Its:	Authorized Signatory

DMD Special Situations Funding LLC
By: CapitalSource Servicing LLC, its servicer

By:	/s/ Keith D. Reuben

Name:	Keith D. Reuben
Its:	Senior Vice President

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